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                                                                Exhibit 10.15


                              AMENDED AND RESTATED
                            BAKER HUGHES INCORPORATED
                         1991 EMPLOYEE STOCK BONUS PLAN


         1. Purpose of the Plan. The Baker Hughes Incorporated 1991 Employee Stock Bonus Plan (the "Plan") is intended to promote the interests of Baker Hughes Incorporated (the "Company"), its subsidiaries and affiliated entities and its stockholders by encouraging certain key employees of the Company, its subsidiaries and affiliated entities to increase their equity interests in the Company, thereby giving them an added incentive to work toward the continued growth and success of the Company. The Plan provides an incentive to such employees who have been granted options under the Baker Hughes Incorporated Restated 1987 Stock Option Plan (the "Stock Option Plan") and/or who have been offered debentures under the Baker Hughes Incorporated 1987 Convertible Debenture Plan (the "Convertible Debenture Plan") to encourage such employees to remain in the employ of the Company and to retain the shares acquired by the exercise of such options ("Option Shares") and/or by the exercise of the conversion privilege of such debentures ("Conversion Shares") for a minimum of three years from the issuance of such Option Shares and/or Conversion Shares, respectively. Accordingly, the Company may issue to such employees shares of common stock of the Company, $1 par value ("Stock"), subject to certain restrictions in accordance with the terms and conditions herein established ("Stock Awards").

         2. Administration of the Plan. The Plan shall be administered by the Compensation Committee ("Committee") of the Board of Directors of the Company. Subject to the provisions of the Plan, the Committee shall interpret the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Stock Award granted under the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan into effect. Any action taken or determination made by the Committee pursuant to this and the other paragraphs of the Plan shall be conclusive on all parties. The act or determination of a majority of the Committee at a meeting where a quorum is present shall be deemed to be the act or determination of the Committee.

         The Committee shall consist of at least three members of the Board of Directors of the Company appointed by and holding office for a term determined by and in the discretion of the Board of Directors of the Company. No Stock Awards may be granted under the Plan to any member of the Committee during the term of his membership on the Committee. No person shall be eligible to serve on the Committee unless he is then a "disinterested person" within

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the meaning of Paragraph (d) (3) of Rule 16b-3 of the Securities and Exchange
Commission ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), if and as such Rule is then in effect.

         3. Eligibility to Receive Stock Awards. Stock Awards shall be issued under Paragraph 5 of the Plan to those employees of the Company, its subsidiaries and affiliated entities (excluding non-employee directors) who are issued Option Shares under the Stock Option Plan and/or Conversion Shares under the Convertible Debenture Plan during the Company's 1991 fiscal year and thereafter. A Stock Award may be issued to the same employee on more than one occasion.

         4. Shares Subject to the Plan. The aggregate number of shares of Stock which may be issued to employees under Paragraph 5 of the Plan shall not exceed 1,000,000 shares of Stock. Such shares of Stock may consist of authorized but unissued shares or previously issued shares reacquired by the Company. Any of such shares of Stock which remain unissued at the termination of the Plan shall cease to be subject to the Plan, but until termination of the Plan, the Company shall at all times make available sufficient number of shares of Stock to meet the requirements of the Plan. If shares of Stock issued under Paragraph 5 of the Plan are forfeited to the Company, such shares of Stock shall again become available for issuance under the Plan. The aggregate number of shares of Stock which may be issued under the Plan may be adjusted to reflect a change in capitalization of the Company, such as a stock dividend or stock split.

         5. Issuance of Stock Awards. Stock Awards shall be issued to eligible employees in the form of shares of stock ("Stock Award Shares") in an amount equal to (a) one Stock Award Share for every five Option Shares acquired by exercise pursuant to options (whether nonqualified or incentive) granted under the Stock Option Plan and (b) one Stock Award Share for every five conversion shares acquired by exercise of a conversation privilege of debentures under the Convertible Debenture Plan on the third anniversary of the issuance of Option Shares issued pursuant to the exercise of an option granted under the Stock Option Plan and/or the underlying Conversion Shares issued pursuant to the exercise of a conversion privilege of debentures issued under the Convertible Debenture Plan, to the extent such eligible employee has not violated the Forfeiture Restrictions defined in paragraph 6 below. The Committee or the Company shall notify in writing each employee entitled to receive a Stock Award hereunder of the number of Stock Awards Shares issued or to be issued prior to the 31st day of December of each calendar year. In addition to a Stock Award, at the time of the issuance of the Stock Award Shares the Company will pay to the Employee the dividends attributable to the Stock Award Shares as though such shares had been issued and outstanding for the three years, without interest.


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         6.   Forfeiture Restrictions. The obligation of the Company to issue
Stock Award Shares is subject to the restrictions as described in this Paragraph 6 and shall hereinafter be referred to as the "Forfeiture Restrictions." If an employee who is issued a Stock Award based upon underlying Option Shares issued pursuant to the exercise of an option granted under the Stock Option Plan and/or underlying Conversion Shares issued pursuant to the exercise of a conversion privilege of debentures issued under the Convertible Debenture Plan, sells or otherwise transfers (other than by gift, devise or descent) such underlying Option Shares and/or Conversion Shares within three years of the date of issuance of such Option Shares and/or Conversion Shares, respectively, such Stock Award shall be forfeited on a prorated basis of the one such Stock Award Share per five such Option Shares and/or Conversion Shares sold or otherwise transferred; provided that, in the event such employee sells or otherwise transfers more than fifty percent of such underlying Option Shares and/or Conversion Shares within three years of the date of issuance of such Option Shares and/or Conversion Shares, respectively, all such Stock Award Shares shall be forfeited. Moreover, in the event of termination of the employee's employment with the Company, its subsidiaries and affiliated entities for any reason other than retirement at or after age sixty-five, death or total and permanent disability within three years of the date of issuance of underlying Option Shares and/or Conversion Shares, respectively, upon which the issuance of Stock Award Shares are based, all such Stock Award Shares shall be forfeited. An employee shall be considered to be in the employment of an employer as long as he remains an employee of the employer, whether active or on an authorized leave of absence. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee and its determination shall be final.

         7. Lapse of Forfeiture Restrictions. The Forfeiture with respect to Stock Awards not otherwise forfeited pursuant to the provisions of Paragraph 6 and issued to an employee based upon underlying Option Shares issued pursuant to the exercise of an option granted under the Stock Option Plan or underlying Conversion Shares issued pursuant to the exercise of the conversion privilege of debentures issued under the Convertible Debentures Plan shall lapse and be of no further force and effect upon the expiration of three years following the date of issuance of such Option Shares and/or Conversion Shares, respectively. Moreover, the Forfeiture Restrictions with respect to Stock Awards issued to an Employee and not otherwise forfeited pursuant to the provisions of Paragraph 6 shall lapse and be of no further force and effect upon the termination of the employee's employment with the Company, its subsidiaries and affiliated entities by reason of retirement at or after age sixty-five, death or total and permanent disability.

         8. Shares Received in Reorganization or Stock Split. The provisions of Paragraph 6 shall not apply to the transfer of Stock Awards or Stock Award Shares pursuant to a plan of

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reorganization of the Company, but the stock or securities received in exchange therefor, and any Stock Award received as a result of a stock split with respect to Stock Award Shares, shall also become subject to the Forfeiture Restrictions for all purposes of the Plan. Notwithstanding the foregoing, if the Company is to be merged into or consolidated with one or more corporations and the Company is not to be the surviving corporation, if the Company is to be dissolved and liquidated, or if substantially all of the assets and business of the Company are to be sold, the Committee may fix a date, prior to the effective time of such merger, consolidation, dissolution and liquidation, or sale, on which date all Forfeiture Restrictions with respect to all Stock Awards shall lapse.

         9. Term of Plan. The Plan shall be effective as of October 24, 1990. Unless sooner terminated under the provisions of Paragraph 12, no further Stock Awards shall be issued under Paragraph 5 after the issuance of the last underlying Option Shares pursuant to the exercise of an option granted under the Stock Option Plan and/or underlying conversion Shares pursuant to the exercise of a conversion privilege of debentures issued under the Convertible Debenture Plan, and the Plan shall terminate when all Stock Award Shares (and dividends thereon) theretofore issued either have been forfeited to the Company or the Forfeiture Restrictions thereon have lapsed.

         10. Rights of Stockholder. Upon the issuance of Stock Award Shares to an employee, such employee shall have all of the rights of a stockholder of the Company with respect to such Restricted Shares, including the right to vote such Stock Award Shares and the right to receive all dividends or other distributions paid with respect to such Stock Award Shares.

         11. Withholding of Tax. To the extent the issuance of Stock Award Shares or the lapse of Forfeiture Restrictions results in the receipt of compensation by an employee, the employer is authorized to withhold from any other cash compensation then or thereafter payable to such employee any tax required to be withheld by reason of the receipt of compensation resulting from the issuance of Stock Award Shares or the lapse of Forfeiture Restrictions. In the alternative, the employer may, in its discretion, at the request of the employee, satisfy any withholding requirements by retaining the number of shares of Stock (for which Forfeiture Restrictions have lapsed) necessary to satisfy any such withholding obligation.

         12. Amendment or Termination of the Plan. The Board of Directors of the Company in its discretion may terminate the Plan at any time with respect to any Restricted Shares which have not theretofore been issued. The Board of Directors shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change may be made which would impair the rights of an employee to whom Stock Award Shares have theretofore been issued without the consent of such employee.